UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 12, 2022 (December 12, 2022)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange

Item 8.01	Other Events.

On December 12, 2022, the Company issued a press release announcing the conversion of all of the Company’s outstanding 8.25% Non-Cumulative Preference Shares, Series A, 7.125% Non-Cumulative Preference Shares, Series C and 6.700% Non-Cumulative Preference Shares, Series D for the Company’s common shares, $0.01 par value per share, via its investor relations website at https://www.maiden.bm/investor_relations, which press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated December 12, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 12, 2022	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated December 12, 2022

Exhibit 99.1

PRESS RELEASE

Maiden Announces the Conversion of its Preferences Shares,
Series A, Series C and Series D for Common Shares

PEMBROKE, Bermuda, December 12, 2022 - Maiden Holdings, Ltd., a Bermuda-based holding company (NASDAQ:MHLD) (“Maiden” or the “Company”) announced today that it has delivered notice to holders of its outstanding 8.25% Non-Cumulative Preference Shares, Series A (the “Series A Preference Shares”), 7.125% Non-Cumulative Preference Shares, Series C (the “Series C Preference Shares”) and 6.700% Non-Cumulative Preference Shares, Series D (the “Series D Preference Shares” and, together with the Series A Preference Shares and the Series C Preference Shares, the “Preference Shares”) that it intends to exchange all of the outstanding Preference Shares for its common shares, $0.01 par value per share (the “Common Shares”), on December 27, 2022 (the “Redemption Date”). Holders of Preference Shares of each series will receive, for each Preference Share held, three Common Shares with the value of each Preference Share so exchanged being equal to three times the price that is the lower of: (i) the closing price of the Common Shares (as reflected on Nasdaq.com) immediately preceding the Redemption Date; or (ii) the average closing price of the Common Shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the Redemption Date (the “Exchange”). Such Common Shares will be listed for trading on the NASDAQ Capital Market under the symbol “MHLD.”
As a result of the Exchange, the Preference Shares will be delisted from the New York Stock Exchange on the Redemption Date. No Preference Shares will be issued or outstanding thereafter, and the Preference Shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, all rights of the former holders related to ownership of the Preference Shares will terminate.
Pursuant to Rule 14c-2(a)(1) under the Exchange Act, the Company filed with the Securities and Exchange Commission (the “SEC”) an Information Statement on Schedule 14C, which contains additional information with respect to the Exchange. Such Schedule 14C may be examined, and copies may be obtained, at the SEC’s website at www.sec.gov.
The Preference Shares and the Common Shares are held in book-entry through the Depository Trust Company (“DTC”). The Exchange will occur in accordance with the procedures of DTC. Questions relating to the Exchange should be directed to the American Stock Transfer & Trust Company, LLC, the Company's transfer agent at 6201 15th Ave, Brooklyn, New York 11219, 1-(800) 937-5449.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE SECURITIES.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies that enable our clients to meet their capital and risk management objectives.
Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements include general statements both with respect to us and the insurance industry and generally are identified with the words “anticipate,” “believe,” “expect,” “predict,” “estimate,” “intend,” “plan,” “project,” “seek,” “potential,” “possible,” “could,” “might,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements contained or incorporated by reference in this Statement should not be considered as a representation by us or any other person that our objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them.

CONTACT:

FGS Global
Maiden@fgsglobal.com